AMB

AMB Property Corporation®

SUPPLEMENTAL ANALYST PACKAGE

2007 Fourth Quarter Earnings
Conference Call 1/29/2008

O'HARE INTERNATIONAL AIRPORT
Touhy Cargo Terminal
72
90
AMB Port O'Hare
AMB Wille Road Distribution Center
Forward Air Build-to-Suit

AMB PROPERTY CORPORATION SUPPLEMENTAL ANALYST PACKAGE 2007 Fourth Quarter Earnings Conference Call 1/29/2008 O’HARE INTERNATIONAL AIRPORT Touhy Cargo Terminal AMB Port O’Hare Forward Air Build-to-Suit AMB Wille Road Distribution Center

Company Profile	SUPPLEMENTAL ANALYST PACKAGE 2007 Fourth Quarter Earnings Conference Call

AMB Property Corporation® is a leading global developer and owner of industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. As of December 31, 2007, AMB owned or had investments in, on a consolidated basis or through unconsolidated co-investment ventures, properties and development projects expected to total approximately 147.7 million square feet (13.7 million square meters) in 45 markets within 14 countries.
AMB invests in properties located predominantly in the infill submarkets of its targeted markets. AMB’s portfolio is comprised primarily of High Throughput Distribution® facilities built for efficiency and located near airports, seaports, ground transportation systems, and population concentrations.
Through its private capital group, AMB provides real estate investment, portfolio management and reporting services to co-investment ventures and clients. The private capital revenue consists of asset management, acquisition and development fees as well as priority and incentive distributions from AMB Capital Partners’ clients.

The Americas		Europe		Asia

Operating Portfolio	109.1 msf	Operating Portfolio	8.5 msf	Operating Portfolio	8.1 msf
Development Pipeline(1)	13.8 msf	Development Pipeline(1)	3.1 msf	Development Pipeline(1)	5.1 msf
Land Inventory	2,296 acres	Land Inventory	199 acres	Land Inventory	40 acres
Offices	11	Offices	3	Offices	10

(1)	Includes development properties available for sale or contribution.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	1

Highlights (dollars in thousands, except share data)	SUPPLEMENTAL ANALYST PACKAGE 2007 Fourth Quarter Earnings Conference Call

	For the Quarters ended December 31,			For the Years ended December 31,
	2007	2006	% Change	2007	2006		% Change

Revenues	$171,569	$185,439	(7.5%)	$669,671	$711,321	(1)	(5.9%)
Adjusted EBITDA(2)	155,588	142,594	9.1%	502,374	471,210		6.6%
Net income available to common stockholders	93,249	83,738	11.4%	295,524	209,420		41.1%
FFO(2)	125,910	98,532	27.8%	365,492	297,912		22.7%
Per diluted share and unit
EPS	$0.92	$0.91	1.1%	$2.96	$2.30		28.7%
FFO(2)	1.20	1.01	18.8%	3.51	3.12		12.5%
Dividends per common share	0.50	0.46	8.7%	2.00	1.84		8.7%

Financial
	•	12.5% year-over-year FFO per share growth(2)
	•	28.7% year-over-year EPS per share growth
	•	Strong balance sheet with over $1.0 billion potential capacity from lines of credit

Operations(3)	•	5.5% annual Same Store NOI growth(2)(4); 4.8% in the fourth quarter, up for the ninth consecutive quarter
	•	95.6% average annual occupancy; year end occupancy 96.0%
	•	Rent changes on renewals and rollover increased 4.9% for 2007 and 4.3% in the fourth quarter marking six consecutive quarters of rent increases

Capital Deployment(3)	•	Acquired over $1.0 billion of properties in 2007
	•	Commenced approximately $1.1 billion of development in 2007
	•	Development pipeline is a record $1.7 billion with an estimated margin of 20% and 2008 deliveries 40% pre-leased

Private Capital	•	Ten active co-investment ventures
	•	Added over $2.0 billion in properties in 2007
	•	Raised over $600 million in third party equity in 2007

(1)	Effective October 1, 2006, AMB deconsolidated AMB Alliance Fund III on a prospective basis. Pro forma revenues for the year ended December 31, 2006 would have been $631,161 if AMB Institutional Alliance Fund III had been deconsolidated as of January 1, 2006.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Owned and managed portfolio.
(4)	Without lease termination fees.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	2

Funds From Operations(1) Overview	SUPPLEMENTAL ANALYST PACKAGE 2007 Fourth Quarter Earnings Conference Call

Funds From Operations(1)(2)
(per diluted common share and unit)

Estimated FFO by Business Line(1)
(per diluted common share and unit)

	For the Years ended December 31,		2008 Projected
	2006	2007	(Midpoint)

Real estate operations FFO	$1.80	$2.05	$2.04
% of reported FFO	57.7%	58.3%	51.7%
Development FFO	$0.98	$1.29	$1.49
% of reported FFO	31.4%	36.7%	37.7%
Private Capital FFO	$0.34	$0.17	$0.42
% of reported FFO	10.9%	5.0%	10.6%

Total FFO	$3.12	$3.51	$3.95

Development Gains(1)(4)
(per diluted common share and unit)

Private Capital Revenue(1)
(per diluted common share and unit)
(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	For a reconciliation of FFO from net income for the years ended December 31, 2005, 2004 and 2003, refer to our annual report on Form 10-K for the year ended December 31, 2006, as amended.
(3)	Management revenues consist of asset management, acquisition and development fees as well as priority distributions.
(4)	Excludes co-investment venture partners’ share of development gains.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	3

Consolidated Statements of Operations(1) (in thousands, except per share data)	SUPPLEMENTAL ANALYST PACKAGE 2007 Fourth Quarter Earnings Conference Call

	For the Quarters ended December 31,		For the Years ended December 31,
	2007	2006	2007	2006
Revenues
Rental revenues(1)	$161,869	$156,876	$637,964	$665,219
Private capital revenues	9,700	28,563	31,707	46,102

Total revenues	171,569	185,439	669,671	711,321

Costs and expenses
Property operating costs(1)	(44,887)	(42,064)	(174,065)	(173,047)
Depreciation and amortization	(40,093)	(42,079)	(161,925)	(174,721)
General and administrative	(34,251)	(30,431)	(129,510)	(104,069)
Fund costs	(297)	(503)	(1,076)	(2,091)
Impairment losses	(900)	(918)	(1,157)	(6,312)
Other expenses	(2,117)	(1,486)	(5,112)	(2,620)

Total costs and expenses	(122,545)	(117,481)	(472,845)	(462,860)

Other income and expenses
Development gains, net of taxes	34,802	36,500	124,288	106,389
(Losses) gains from sale or contribution of real estate interests, net	(1,407)	—	73,436	—
Equity in earnings of unconsolidated co-investment ventures	181	10,635	7,467	23,240
Other income	2,318	3,133	22,331	11,849
Interest expense, including amortization	(30,551)	(37,600)	(126,945)	(165,087)

Total other income and expenses	5,343	12,668	100,577	(23,609)

Income from operations before minority interests	54,367	80,626	297,403	224,852

Minority interests’ share of income
Co-investment venture partners’ share of income	(6,599)	(7,878)	(27,748)	(37,190)
Co-investment venture partners’ and limited partnership unitholders’ share of development gains	(8,835)	(2,843)	(13,934)	(5,613)
Preferred unitholders	(1,432)	(3,646)	(8,042)	(16,462)
Limited partnership unitholders	(33)	(1,434)	(5,121)	(2,367)

Total minority interests’ share of income	(16,899)	(15,801)	(54,845)	(61,632)

Income from continuing operations	37,468	64,825	242,558	163,220

Discontinued operations
Income attributable to discontinued operations, net of minority interests	2,049	4,618	9,689	18,217
Development gains, net of taxes and minority interests	49,905	—	49,905	—
Gains from disposition of real estate, net of minority interests	7,777	18,312	12,108	42,635

Total discontinued operations	59,731	22,930	71,702	60,852

Net income	97,199	87,755	314,260	224,072
Preferred stock dividends	(3,950)	(3,951)	(15,806)	(13,582)
Preferred unit redemption (issuance costs) discount	—	(66)	(2,930)	(1,070)

Net income available to common stockholders	$93,249	$83,738	$295,524	$209,420

Net income per common share (diluted)	$0.92	$0.91	$2.96	$2.30

Weighted average common shares (diluted)	101,121	92,252	99,809	91,107

(1)	Effective October 1, 2006, AMB deconsolidated AMB Alliance Fund III (Fund III) on a prospective basis. Pro forma rental revenues and operating expense for the year ended December 31, 2006 would have been $585,059 and $154,368, respectively, if Fund III had been deconsolidated as of January 1, 2006.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	4

Consolidated Statements of Funds from Operations(1) (in thousands, except per share data)	SUPPLEMENTAL ANALYST PACKAGE 2007 Fourth Quarter Earnings Conference Call

	For the Quarters ended December 31,		For the Years ended December 31,
	2007	2006	2007	2006
Net income available to common stockholders	$93,249	$83,738	$295,524	$209,420
Gains from sale or contribution of real estate, net of minority interests	(6,370)	(18,312)	(85,544)	(42,635)
Depreciation and amortization
Total depreciation and amortization	40,093	42,079	161,925	174,721
Discontinued operations’ depreciation	139	1,468	1,801	5,256
Non-real estate depreciation	(1,658)	(1,477)	(5,623)	(4,546)
Adjustments to derive FFO from consolidated co-investment ventures
Co-investment venture partners’ minority interests (Net income)	6,599	7,878	27,748	37,190
Limited partnership unitholders’ minority interests (Net income)	33	1,434	5,121	2,367
Limited partnership unitholders’ minority interests (Development profits)	3,384	1,653	7,148	4,948
Discontinued operations’ minority interests (Net income)	94	210	370	1,254
FFO attributable to minority interests	(15,555)	(16,207)	(62,902)	(82,861)
Adjustments to derive FFO from unconsolidated co-investment ventures
AMB’s share of net income	(181)	(10,635)	(7,467)	(23,240)
AMB’s share of FFO	6,083	6,703	27,391	16,038

Funds from operations	$125,910	$98,532	$365,492	$297,912

FFO per common share and unit (diluted)	$1.20	$1.01	$3.51	$3.12

Weighted average common share and unit (diluted)	105,130	97,088	104,169	95,444

(1)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	5

Consolidated Balance Sheets (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2007 Fourth Quarter Earnings Conference Call

	As of
	December 31, 2007	December 31, 2006
Assets
Investments in real estate
Total investments in properties	$6,709,545	$6,575,733
Accumulated depreciation	(916,686)	(789,693)

Net investments in properties	5,792,859	5,786,040
Investments in unconsolidated co-investment ventures	356,194	274,381
Properties held for contribution, net	488,339	154,036
Properties held for divestiture, net	40,513	20,916

Net investments in real estate	6,677,905	6,235,373
Cash and cash equivalents and restricted cash	250,416	195,878
Accounts receivable, net	184,270	133,998
Other assets	149,812	148,263

Total assets	$7,262,403	$6,713,512

Liabilities and stockholders’ equity
Secured debt	$1,471,087	$1,395,354
Unsecured senior debt	1,003,123	1,101,874
Unsecured credit facilities	876,105	852,033
Other debt	144,529	88,154
Accounts payable and other liabilities	306,196	271,880

Total liabilities	3,801,040	3,709,295
Minority interests
Co-investment venture partners	517,572	555,201
Preferred unitholders	77,561	180,298
Limited partnership unitholders	102,278	102,061

Total minority interests	697,411	837,560
Stockholders’ equity
Common equity	2,540,540	1,943,240
Preferred equity	223,412	223,417

Total stockholders’ equity	2,763,952	2,166,657

Total liabilities and stockholders’ equity	$7,262,403	$6,713,512

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	6

Operations Overview(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2007 Fourth Quarter Earnings Conference Call

Same Store NOI Growth Without Lease Termination Fees(2)

Average Occupancy(2)

Rent Change on Renewals and Rollovers(2)

Lease Expirations as % of Annualized Base Rent (ABR)(2)

Top Customers

		Square
Customer		Feet	ABR	% of ABR

1	Deutsche Post World Net (DHL)	3,545,830	$27,489	3.5%
2	United States Government	1,392,586	20,483	2.6%
3	FedEx Corporation	1,517,523	15,589	2.0%
4	Nippon Express	967,039	10,111	1.3%
5	BAX Global Inc/Schenker/Deutsche Bahn	904,210	9,908	1.3%
6	Sagaw a Express	729,141	9,694	1.2%
7	La Poste	902,391	8,014	1.0%
8	Caterpillar Inc	668,297	6,908	0.9%
9	Panalpina	1,016,825	6,706	0.9%
10	Expeditors International	1,238,693	6,192	0.8%

	Subtotal	12,882,535	$121,094	15.5%

	Top 11-20 Customers	6,115,538	44,400	5.7%

	Total	18,998,073	$165,494	21.2%

(1)	Owned and managed portfolio.
(2)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	7

Operating Statistics(1)	SUPPLEMENTAL ANALYST PACKAGE 2007 Fourth Quarter Earnings Conference Call

	Owned & Managed Portfolio(2)		Same Store Pool(2)
	Quarter ended	Quarter ended	Quarter ended	Quarter ended
	December 31, 2007	September 30, 2007	December 31, 2007	September 30, 2007

Square feet	118,180,295	114,030,439	85,192,781	85,480,766
Percentage of Owned & Managed square feet			72.1%	75.0%

Occupancy
Occupancy percentage at period end(2)	96.0%	95.5%	96.4%	96.2%
Occupancy percentage at period end (prior year)	96.1%	95.9%	96.7%	96.1%

Average occupancy percentage(2)	95.6%	95.4%	95.9%	95.9%
Average occupancy percentage (prior year)	95.3%	94.8%	95.9%	95.5%

Weighted average lease terms (years)
Original	6.2	6.1	6.1	6.1
Remaining	3.5	3.5	3.1	3.1

Trailing four quarters statistics
Tenant retention(2)	74.0%	72.8%	73.4%	72.3%

Rent change on renewals and rollovers(2)
Percentage	4.9%	4.4%	5.0%	4.3%
Same space square footage commencing (millions)	19.2	18.0	17.6	16.3

Second generation TIs and LCs per square foot(2)
Retained	$1.19	$1.20
Re-tenanted	$3.25	$3.38
Weighted average	$2.03	$2.12
Second generation square footage commmencing (millions)	22.8	21.7

Gross operating margin(2)	73.5%	73.6%	73.0%	73.1%

			Same Store Pool(2)
			Quarter ended	Year ended
Cash Basis NOI % change(2)			December 31, 2007	December 31, 2007

Revenues without lease termination fees(3)			5.7%	5.8%
Expenses(3)			7.9%	6.7%
NOI without lease termination fees(2)(3)			4.8%	5.5%

NOI with lease termination fees(2)(3)			3.3%	5.1%
(1)	Owned and managed portfolio.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	For the quarter ended December 31, 2007, on a consolidated basis, the % change was 5.6%, 6.3%, 5.3% and 5.0%, respectively, for revenues, expenses, NOI without lease termination fees and NOI with lease termination fees. For the year ended December 31, 2007, on a consolidated basis, the % change was 6.1%, 6.2%, 6.0% and 5.5%, respectively, for revenues, expenses, NOI without lease termination fees and NOI with lease termination fees.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	8

Portfolio Overview	SUPPLEMENTAL ANALYST PACKAGE 2007 Fourth Quarter Earnings Conference Call

											Annualized	Year-to-Date
				Placed in					AMB share of	Year-to-Date	Base Rent	Same Store NOI	Rent Change
	Square Feet as	Acquired		Operations		Disposed		Square Feet as	Square Feet as	Average	psf as of	Growth Without Lease	on Renewals
	of 9/30/2007	Square Feet		Square Feet(1)		Square Feet		of 12/31/2007	of 12/31/2007	Occupancy	12/31/2007	Termination Fees(2)	and Rollovers(2)

Southern California	15,966,939	1,547,488		130		—		17,514,557	57.1%	96.5%	$6.53	4.9%	10.2%
Chicago	12,423,064	516,884		—		—		12,939,948	53.3%	91.0%	5.30	4.9%	0.8%
No. New Jersey/New York	11,115,945	—		—		—		11,115,945	50.1%	98.6%	7.21	7.9%	3.1%
San Francisco Bay Area	10,147,211	112,312		2,920		—		10,262,443	72.6%	96.2%	6.42	3.8%	-5.5%
Seattle	7,891,551	—		—		—		7,891,551	49.7%	96.3%	5.17	6.0%	18.6%
South Florida	6,119,659	156,632		—		—		6,276,291	70.5%	97.5%	7.49	10.6%	12.0%
U.S. On-Tarmac	2,679,328	—		(500)		(49,715)		2,629,113	92.6%	94.2%	18.69	0.9%	1.4%
Other U.S. Markets	27,931,772	100,000		(1,766)		(240,000)		27,790,006	64.8%	94.4%	5.49	3.9%	1.8%

U.S. Subtotal / Wtd Avg	94,275,469	2,433,316		784		(289,715)		96,419,854	60.9%	95.3%	$6.42	5.0%	4.1%

Canada	304,353	—		—		—		304,353	100.0%	87.0%	$7.89	0.0%	n/a

Mexico City	2,134,089	—		—		—		2,134,089	20.0%	95.9%	6.34	-6.9%	0.0%
Other Mexico Markets	2,769,507	—		—		—		2,769,507	20.0%	93.2%	4.83	-0.2%	0.1%

Mexico Subtotal / Wtd Avg	4,903,596	—		—		—		4,903,596	20.0%	94.4%	$5.51	-3.8%	0.1%

The Americas Total / Wtd Avg	99,483,418	2,433,316		784		(289,715)		101,627,803	59.0%	95.2%	$6.38	4.9%	4.1%

France	3,371,164	—				—		3,371,164	20.0%	94.4%	$8.61	16.5%	10.6%
Germany	1,700,870	—		415,433		—		2,116,303	19.8%	99.8%	9.36	10.4%	-1.2%
Benelux	1,980,667	633,154		221,392		—		2,835,213	21.2%	99.5%	10.35	10.1%	n/a
Other Europe Markets	—	—		178,282		—		178,282	100.0%	100.0%	14.39	0.0%	n/a

Europe Subtotal / Wtd Avg	7,052,701	633,154		815,107		—		8,500,962	22.0%	97.6%	$9.53	13.4%	7.6%

Tokyo	4,374,922	—		541,595		—		4,916,517	28.9%	94.2%	$12.24	24.0%	1.0%
Osaka	1,018,875	—		—		—		1,018,875	20.0%	92.1%	9.32	0.0%	n/a
Other Japan Markets	—	—		—		—		—	0.0%	0.0%	—	0.0%	n/a

Japan Subtotal / Wtd Avg	5,393,797	—		541,595		—		5,935,392	27.4%	93.8%	$11.77	24.0%	1.0%

Shanghai	1,382,817	—		—		—		1,382,817	69.9%	99.9%	$4.03	38.6%	48.7%
Singapore	717,706	—		15,615		—		733,321	82.9%	95.5%	9.86	0.0%	2.7%
Other Asia Markets	—	—		—		—		—	0.0%	0.0%	—	0.0%	n/a

Asia Total / Wtd Avg	7,494,320	—		557,210		—		8,051,530	39.7%	95.0%	$10.21	24.7%	19.5%

Owned and Managed Total / Wtd Avg(2)	114,030,439	3,066,470		1,373,101		(289,715)		118,180,295	55.0%	95.1%	$6.87	5.5%	4.9%

Other Real Estate Investments(3)	7,495,659	—		—		—		7,495,659	54.3%	95.0%

Total Operating Portfolio	121,526,098	3,066,470		1,373,101		(289,715)		125,675,954	55.0%	95.1%

Development
Pipeline	16,773,990	4,228,206	(5)	(3,078,031	)(6)	(101,345	)(6)	17,822,820	87.6%
Available for Sale or Contribution(4)	2,475,555	2,268,526	(5)	(525,397	)(6)	(28,180	)(6)	4,190,504	98.3%

Development Subtotal	19,249,545	6,496,732		(3,603,428)		(129,525)		22,013,324	89.7%

Total Global Portfolio	140,775,643	9,563,202		(2,230,327)		(419,240)		147,689,278	60.2%

(1)	Represents assets contributed or placed in operations from development and may include positive/(negative) remeasures to operating assets.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Includes investments in operating properties through AMB’s investments in unconsolidated co-investment ventures that it does not manage and are therefore excluded from the owned and managed portfolio and the location of AMB’s global headquarters.
(4)	Represents development projects available for sale or contribution that are not included in the operating portfolio.
(5)	For development pipeline, represents square footage of development starts. For available for sale or contribution, represents new projects available.
(6)	For development pipeline, represents square footage of completed development projects. For available for sale or contribution, represents projects sold, contributed, or placed in operations.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	9

Capital Deployment Overview (dollars in millions)	SUPPLEMENTAL ANALYST PACKAGE 2007 Fourth Quarter Earnings Conference Call

Development Pipeline by Region as of December 31, 2007(1)
(Estimated Total Investment(2))

Development Starts(1)
(Estimated Total Investment(2))

Property Acquisitions by Region for the Year Ended December 31, 2007(3)
(Acquisition Cost(2))

Acquisition Volume(3)
(Acquisition Cost(2))
(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Owned and managed portfolio.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	10

Property Acquisitions(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2007 Fourth Quarter Earnings Conference Call

	For the Quarter ended			For the Year ended
	December 31, 2007			December 31, 2007
					% of Total
		Acquisition		Acquisition	Acquisition
	Square Feet	Cost(2)	Square Feet	Cost(2)	Cost

The Americas
United States	2,433,316	$222,247	6,341,590	$542,345	52.1%
Other Americas	—	—	1,846,160	78,033	7.5%

The Americas Total	2,433,316	$222,247	8,187,750	$620,378	59.5%

Europe
France	—	$—	577,483	$38,040	3.7%
Germany	—	—	474,796	47,605	4.6%
Benelux	633,154	67,015	1,049,114	116,149	11.1%
Other Europe	—	—	—	—	0.0%

Europe Total	633,154	$67,015	2,101,393	$201,794	19.4%

Asia
Japan	—	$—	1,107,261	$180,901	17.4%
China	—	—	—	—	0.0%
Other Asia	—	—	466,948	38,815	3.7%

Asia Total	—	$—	1,574,209	$219,716	21.1%

Total	3,066,470	$289,262	11,863,352	$1,041,888	100.0%

AMB’s Weighted
Average Ownership Percentage		20.5%		24.3%
Weighted Average
Stabilized GAAP Cap Rate(3)		5.4%		6.2%
Weighted Average
Stabilized Cash Cap Rate(3)		5.2%		5.9%

					% of Total
		Acquisition		Acquisition	Acquisition
	Square Feet	Cost(2)	Square Feet	Cost(2)	Cost

By Entity
AMB Property Corporation	35,800	6,783	701,629	62,241	6.0%
AMB-SGP Mexico	—	—	1,739,976	69,688	6.6%
AMB Japan Fund I	—	—	1,107,261	180,901	17.4%
AMB Europe Fund I	633,154	67,015	2,101,393	201,794	19.4%
AMB Institutional Alliance Fund III	2,397,516	215,464	6,213,093	527,264	50.6%

Total	3,066,470	$289,262	11,863,352	$1,041,888	100.0%

(1)	Owned and managed portfolio.
(2)	Includes closing costs and estimated total acquisition capital expenditures of approximately $4.8 million and $19.3 million, respectively, for the quarter and year ended December 31, 2007.
(3)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	11

Development Starts and Total Capital Deployment(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2007 Fourth Quarter Earnings Conference Call

	For the Quarter ended December 31, 2007		For the Year ended December 31, 2007
	Estimated	Estimated	Estimated	Estimated	% of Total
	Square Feet at	Total	Square Feet at	Total	Estimated
	Stabilization(2)	Investment(2)	Stabilization(2)	Investment(2)(3)	Investment(2)

The Americas
United States	422,504	$40,444	5,101,686	$414,702	38.2%
Other Americas	1,589,913	111,162	2,326,228	144,574	13.3%

The Americas Total	2,012,417	$151,606	7,427,914	$559,276	51.5%

Europe
France	409,588	$38,542	476,862	$52,751	4.9%
Germany	—	—	—	—	0.0%
Benelux	453,515	57,521	890,529	94,964	8.7%
Other Europe	320,210	72,485	320,210	72,485	6.7%

Europe Total	1,183,313	$168,548	1,687,601	$220,200	20.3%

Asia
Japan	423,939	$51,401	2,089,053	$246,450	22.7%
China	608,537	24,918	608,537	24,918	2.3%
Other Asia	—	—	362,745	34,504	3.2%

Asia Total	1,032,476	$76,319	3,060,335	$305,872	28.2%

Total	4,228,206	$396,473	12,175,850	$1,085,348	100.0%

AMB’s Weighted Average Ownership Percentage		92.2%		88.6%
Weighted Average Estimated Yield(2)		6.9%		7.2%

	For the Quarter ended December 31, 2007		For the Year ended December 31, 2007
	Estimated	Estimated	Estimated	Estimated
	Square Feet at	Total	Square Feet at	Total
	Stabilization(2)	Investment(2)	Stabilization(2)	Investment(2)(3)

Total Acquisitions	3,066,470	$289,262	11,863,352	$1,041,888
Total Development Starts	4,228,206	396,473	12,175,850	1,085,348

Total Capital Deployment	7,294,676	$685,735	24,039,202	$2,127,236

(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Includes value added conversion projects.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	12

Contributions and Dispositions(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2007 Fourth Quarter Earnings Conference Call

	Operating Property		Development Property
	Contributions and Dispositions		Contributions and Dispositions
	For the Quarter ended	For the Year ended	For the Quarter ended	For the Year ended
	December 31, 2007	December 31, 2007	December 31, 2007	December 31, 2007

AMB’s Ownership Contributed and Disposed	100.0%	80.6%	92.6%	86.2%
Contribution Value and Disposition Price	$8,788	$541,188	$244,871	$730,348
Weighted Average Stabilized Cash Cap Rate(2)(3)	8.5%	6.4%	5.6%	5.6%
Development Margin(3)	N/A	N/A	65.5%	39.9%

Square Footage or Acreage Contributed or Sold

	Operating Property		Development Property
	Contributions and Dispositions		Contributions and Dispositions
	For the Quarter ended	For the Year ended	For the Quarter ended		For the Year ended
	December 31, 2007	December 31, 2007	December 31, 2007		December 31, 2007
	Square Feet	Square Feet	Square Feet	Land Acreage(4)	Square Feet	Land Acreage(4)

The Americas
United States	289,715	542,291	129,525	100	1,504,181	107
Other Americas	—	95,949	111,600	6	329,114	6

The Americas Total	289,715	638,240	241,125	106	1,833,295	113

Europe
France	—	2,148,023	—	—	598,161	—
Germany	—	1,119,286	414,701	—	523,653	—
Benelux	—	964,039	110,696	—	716,197	—
Other Europe	—	—	—	—	—	—

Europe Total	—	4,231,348	525,397	—	1,838,011	—

Asia
Japan	—	—	—	—	469,627	—
China	—	—	—	—	—	—
Other Asia	—	—	—	—	—	—

Asia Total	—	—	—	—	469,627	—

Total	289,715	4,869,588	766,522	106	4,140,933	113

(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	Excludes value added conversions, build-to-suit buildings, and land sales.
(3)	See reporting definitions and supplemental financial measures disclosures.
(4)	Includes value added conversion projects.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	13

Development Pipeline(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2007 Fourth Quarter Earnings Conference Call

	2008 Expected Stabilizations		2009 Expected Stabilizations		Total
	Estimated	Estimated	Estimated	Estimated	Estimated	Estimated	% of Total
	Square Feet at	Total	Square Feet at	Total	Square Feet at	Total	Estimated
	Stabilization(2)	Investment(2)(3)	Stabilization(2)	Investment(2)(3)	Stabilization(2)	Investment(2)(3)	Investment(2)

The Americas
United States	3,577,575	$275,366	3,804,520	$324,843	7,382,095	$600,209	35.0%
Other Americas	281,441	26,047	2,321,879	145,474	2,603,320	171,521	10.0%

The Americas Total	3,859,016	$301,413	6,126,399	$470,317	9,985,415	$771,730	45.0%

Europe
France	37,954	$5,173	409,588	$38,542	447,542	$43,715	2.6%
Germany	139,608	19,452	—	—	139,608	19,452	1.1%
Benelux	207,232	35,513	890,529	95,811	1,097,761	131,324	7.7%
Other Europe	585,971	76,540	436,916	40,336	1,022,887	116,876	6.8%

Europe Total	970,765	$136,678	1,737,033	$174,690	2,707,798	$311,368	18.2%

Asia
Japan	3,472,568	$471,591	685,757	$98,630	4,158,325	$570,221	33.3%
China	—	—	608,537	24,918	608,537	24,918	1.5%
Other Asia	362,745	34,672	—	—	362,745	34,672	2.0%

Asia Total	3,835,313	$506,263	1,294,294	$123,548	5,129,607	$629,811	36.8%

Total	8,665,094	$944,353	9,157,726	$768,555	17,822,820	$1,712,908	100.0%

Number of Projects		27		29		56
Funded-to-Date		$822,500		$391,757		$1,214,257
AMB’s Weighted Average Ownership Percentage		90.9%		88.5%		89.8%
AMB’s Share of Amounts Funded to Date		$758,668		$347,152		$1,105,820
Weighted Average Estimated Yield(2)		7.3%		7.5%		7.4%
Percent Pre-leased(2)		39.7%		6.9%		22.9%
(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Includes value added conversion projects.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	14

Completions and Properties Available for Sale or Contribution(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2007 Fourth Quarter Earnings Conference Call

	Development Completions(2)				Available for Sale or Contribution As of December 31, 2007
	For the Quarter ended		For the Year ended		Development		Operating
	December 31, 2007		December 31, 2007		Properties		Properties
		Total		Total		Total		Total
	Square Feet	Investment	Square Feet	Investment	Square Feet	Investment	Square Feet	Investment

The Americas
United States	1,104,722	$88,920	2,635,762	$223,463	1,400,656	$110,657	116,168	$6,505
Other Americas	920,058	55,845	2,379,295	151,051	2,444,757	155,223	304,353	25,511

The Americas Total	2,024,780	$144,765	5,015,057	$374,514	3,845,413	$265,880	420,521	$32,016

Europe
France	345,091	$38,863	937,870	$99,235	345,091	$38,863	—	$—
Germany	—	—	414,701	40,434	—	—	—	—
Benelux	110,701	16,278	488,277	73,049	—	—	110,701	16,278
Other Europe	178,282	38,053	178,282	38,053	—	—	178,282	38,053

Europe Total	634,074	$93,194	2,019,130	$250,771	345,091	$38,863	288,983	$54,331

Asia
Japan	543,056	$92,553	1,012,310	$145,236	—	$—	543,056	$92,553
China	—	—	—	—	—	—	1,382,817	58,375
Other Asia	—	—	—	—	—	—	733,321	52,750

Asia Total	543,056	$92,553	1,012,310	$145,236	—	$—	2,659,194	$203,678

Total	3,201,910	$330,512	8,046,497	$770,521	4,190,504	$304,743	3,368,698	$290,025

AMB’s Weighted Average Ownership Percentage		95.9%		94.8%		98.9%		88.7%
Weighted Average Estimated Yield(2)		6.8%		7.6%		7.8%		N/A
Percent Pre-leased		86.6%		83.8%		82.4%		98.6%
(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	15

Land, Value Added Conversion, and Redevelopment Inventory(1)(2) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2007 Fourth Quarter Earnings Conference Call

Land Inventory	The Americas		Europe		Asia		Total
		Estimated		Estimated		Estimated		Estimated
		Build Out		Build Out		Build Out		Build Out
	Acres	(square feet)	Acres	(square feet)	Acres	(square feet)	Acres	(square feet)

Balance as of September 30, 2007	2,296	38,108,831	53	1,299,163	56	2,681,838	2,405	42,089,832
Acquisitions	205	3,087,277	182	3,328,267	9	210,273	396	6,625,817
Sales	(83)	(1,227,578)	—	—	—	—	(83)	(1,227,578)
Development starts	(122)	(2,026,097)	(36)	(767,326)	(25)	(608,537)	(183)	(3,401,960)
Site plan adjustments	—	(66,212)	—	—	—	—	—	(66,212)

Balance as of December 31, 2007	2,296	37,876,221	199	3,860,104	40	2,283,574	2,535 (3)	44,019,899 (3)

Investment in Land(4)		$459,147		$52,917		$88,449		$600,513(3)

Estimated Total Investment(1)		$1,957,390		$341,557		$264,864		$2,563,811

Value Added Conversion Inventory(1)(7)

	East Region		Southwest Region		West Central Region		The Americas
		Number of		Number of		Number of			Number of
Conversion Time Frame	Acres	Projects	Acres	Projects	Acres	Projects	Acres		Projects

3 years or less	—	—	31	2	44	4	75		6
3+ years	7	2	20	1	112	4	139		7

Total	7	2	51	3	156	8	214	(5)	13

Redevelopment Inventory(1)(7)

	East Region		Southwest Region		West Central Region		The Americas
	Square	Number of	Square	Number of	Square	Number of	Square		Number of
Redevelopment Time Frame	Feet	Projects	Feet	Projects	Feet	Projects	Feet		Projects

3 years or less	40,800	1	888,140	2	131,987	1	1,060,927		4
3+ years	—	—	129,499	1	860,641	2	990,140		3

Total	40,800	1	1,017,639	3	992,628	3	2,051,067	(6)	7

(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	Includes investments held through unconsolidated co-investment ventures.
(3)	AMB’s share of acres, square feet of estimated build out, and total investment including amounts held in unconsolidated co-investment ventures is 2,302 acres, 39.7 million square feet and $470,940, respectively.
(4)	Represents actual cost incurred to date including initial acquisition, infrastructure, and associated carry costs.
(5)	AMB’s share is 161 acres.
(6)	AMB’s share is 1,436,257 square feet.
(7)	East, Southwest, and West Central regions represent AMB’s geographic division of the Americas.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	16

Private Capital Co-investment Ventures Overview (dollars in millions)	SUPPLEMENTAL ANALYST PACKAGE 2007 Fourth Quarter Earnings Conference Call

Incentive
	Date	Geographic		Functional	Distribution
Co-investment Venture	Established	Focus	Principal Venture Investors	Currency	Frequency	Term

AMB Erie	March 1998	United States	Erie Insurance Group	USD	3 years	Perpetual
AMB Partners II	February 2001	United States	City and County of San Francisco ERS	USD	3 years	Perpetual
AMB-SGP	March 2001	United States	Subsidiary of GIC Real Estate Pte Ltd.	USD	10 years	March 2011; extendable 10 years
AMB Institutional Alliance Fund II	June 2001	United States	Various	USD	At dissolution	December 2014 (estimated)
AMB-AMS	June 2004	United States	Various	USD	At dissolution	December 2012; extendable 4 years
AMB Institutional Alliance Fund III	October 2004	United States	Various	USD	3 years	Open end
AMB-SGP Mexico	December 2004	Mexico	Subsidiary of GIC Real Estate Pte Ltd.	USD	7 years	December 2011; extendable 7 years
AMB Japan Fund I	June 2005	Japan	Various	JPY	At dissolution	June 2013; extendable 2 years
AMB DFS Fund I	October 2006	United States	GE Real Estate	USD	Upon project sales	Perpetual
AMB Europe Fund I	June 2007	Europe	Various	EUR	3 years	Open end

YTD Additions to Private Capital Co-investment Ventures(2)

$1,200
$1,000
$800
$600
$400
$200
$-
$97
$265
$1,001
$644
AMB-SGP Mexico
AMB Japan Fund I
AMB Europe Fund I
AMB Institutional Alliance Fund III

Gross Carrying Value of Private Capital Co-investment Ventures (1)

$7,500
$5,000
$2,500
$-
$2,042
$2,953
$3,216
$4,727
$7,166
2003
2004
2005
2006
2007

(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	Additions to private capital co-investment ventures include both acquisitions from third parties as well as assets contributed to co-investment ventures from AMB.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	17

Private Capital Co-investment Ventures Financial Summary (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2007 Fourth Quarter Earnings Conference Call

	AMB‘s			Gross			AMB‘s	Estimated	Planned
	Ownership	Square		Book	Property	Other	Net Equity	Investment	Gross
Unconsolidated Co-investment Ventures	Percentage	Feet(1)		Value(2)	Debt	Debt	Investment(3)	Capacity	Capitalization

Co-Investment Operating Ventures
AMB Institutional Alliance Fund III(4)	18%	21,382,228		$1,975,455	$962,029	$86,000	$135,710	$309,000	$2,284,000
AMB Europe Fund I(4)	21%	8,322,680		1,098,469	667,018	—	49,893	273,000	1,371,000
AMB Japan Fund I	20%	5,392,336		926,859	561,020	105,496	54,733	1,300,000	2,227,000
AMB-SGP Mexico	20%	4,903,596		262,428	173,449	—	12,557	443,000	705,000

Total Co-investment Operating Ventures	19%	40,000,840		4,263,211	2,363,516	191,496	252,893	2,325,000	6,587,000

Co-investment Development Ventures:
AMB DFS Fund I	15%	1,432,577		144,150	—	—	22,004	274,000	418,000
Other Industrial Co-investment Operating Ventures	54%	7,669,507	(5)	294,805	177,812	—	48,555	n/a	n/a

Total Unconsolidated Co-investment Ventures	21%	49,102,924		$4,702,166	$2,541,328	$191,496	$323,452	$2,599,000	$7,005,000

Consolidated Co-investment Ventures

Co-investment Operating Ventures

AMB Partners II	20%	9,914,742		$691,114	$319,956	$65,000
AMB-SGP	50%	8,287,592		454,794	346,638	—
AMB Institutional Alliance Fund II	20%	8,006,081		524,727	238,284	60,000
AMB-AMS	39%	2,172,137		156,468	83,151	—
AMB Erie	50%	821,712		53,745	20,026	—

Total Co-investment Operating Ventures	30%	29,202,264		1,880,848	1,008,055	125,000

Co-investment Development Ventures
AMB Partners II	20%	n/a		3,376	—	—
AMB Institutional Alliance Fund II	20%	n/a		4,421	—	—

Total Co-investment Development Ventures	20%	—		7,797	—	—

Total Co-investment Ventures	30%	29,202,264		1,888,645	1,008,055	125,000

Other Industrial Co-investment Operating Ventures	92%	2,196,134		209,554	28,570	—
Other Industrial Co-investment Development Ventures	82%	2,868,271		410,847	82,403	—

Total Consolidated Co-investment Ventures	43%	34,266,669		$2,509,046	$1,119,028	$125,000

Selected Operating Results
For the Quarter ended December 31, 2007	Cash NOI(6)	Net Income	FFO(6)	Share of	Cash NOI(6)	Net Income	FFO(6)

Unconsolidated Co-investment Ventures	$68,997	$2,944	$29,796	AMB's	$18,335	$181	$6,083
Consolidated Co-investment Ventures	$39,768	$6,960	$22,808	Partner's	$28,217	$3,599	$15,555

Selected Operating Results
For the Year ended December 31, 2007	Cash NOI(6)	Net Income	FFO(6)	Share of	Cash NOI(6)	Net Income	FFO(6)

Unconsolidated Co-investment Ventures	$219,952	$20,839	$104,888	AMB's	$56,679	$7,467	$27,391
Consolidated Co-investment Ventures	$169,538	$37,416	$99,926	Partner's	$110,409	$16,076	$62,902
(1)	For development properties, represents the estimated square feet upon completion for the committed phases of development projects.
(2)	Represents the book value of the property (before accumulated depreciation) owned by the co-investment venture and excludes net other assets. Development book values include uncommitted land.
(3)	AMB also has a 39% equity interest in G. Accion, a Mexican real estate company for approximately $32.7 million. G. Accion provides real estate management and development services in Mexico.
(4)	The estimated investment capacity and planned gross capitalizations and investment capacities of AMB Institutional Alliance Fund III and AMB Europe Fund I, as open-end funds, are not limited. The planned gross capitalization represents the gross book value of real estate assets as of the most recent quarter end, and the investment capacity represents estimated capacity based on the Fund’s current cash and leverage limitations as of the most recent quarter end.
(5)	Includes investments in 7.5 million square feet of operating properties through AMB’s investments in unconsolidated co-investment venture that it does not manage which it excludes from its owned and managed portfolio.
(6)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	18

Capitalization Summary (dollars in millions)	SUPPLEMENTAL ANALYST PACKAGE 2007 Fourth Quarter Earnings Conference Call

Value

Value
$20,000
$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
$9,525
AMB's share of Total Debt & Preferred(2) $3,585
Market Equity(2) $5,940
$5,507
Investor's share of Equity(2) $2,541
Investor's share of Debt(2), $2,966
$17,631
Estimated Investment Capacity(2) $2,599
Assets Under Management(2) $15,032
AMB Enterprise Value
Investor's Capital Under Management
Total as of December 31, 2007

Coverage and Debt Ratios

	Quarter ended		Year ended
	December 31, 2007		December 31, 2007
Interest coverage(2)	6.1	x	4.9	x
Fixed charge coverage(2)	3.3	x	2.7	x
FFO payout(2)	41.7%		57.0%
AMB’s share of total debt-to-total market capitalization(2)	34.4%		34.4%

Capital Structure(1)

AMB's share of Total Debt 34%
Market Equity 63%
Preferred Equity 3%

Secured Debt 35%
Unsecured Debt 65%

(1)	Debt amounts represents AMB’s share of debt and preferred securities.
(2)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	19

Capitalization Detail (dollars in thousands, except share price)	SUPPLEMENTAL ANALYST PACKAGE 2007 Fourth Quarter Earnings Conference Call

	AMB	Co-investment	Unsecured
	Secured	Venture	Senior	Credit	Other	Total
	Debt	Debt	Debt	Facilities(1)	Debt	Debt

2008	$199,970	$98,989	$175,000	$—	$13,408	$487,367
2009	25,799	122,671	100,000	—	873	249,343
2010	65,905	102,661	250,000	658,928	941	1,078,435
2011	115	189,420	75,000	217,177	1,014	482,726
2012	3,753	459,111	—	—	61,093	523,957
2013	3,053	46,195	175,000	—	65,920	290,168
2014	3,216	4,102	—	—	616	7,934
2015	3,387	18,806	112,491	—	664	135,348
2016	3,567	54,795	—	—	—	58,362
Thereafter	42,267	19,091	125,000	—	—	186,358

Subtotal	$351,032	$1,115,841	$1,012,491	$876,105	$144,529	$3,499,998
Unamortized premiums/(discount)	1,027	3,187	(9,368)	—	—	(5,154)

Total consolidated debt	$352,059	$1,119,028	$1,003,123	$876,105	$144,529	$3,494,844
AMB’s share of unconsolidated co-investment venture debt(2)(4)	—	556,710	—	—	36,368	593,078

Total debt	$352,059	$1,675,738	$1,003,123	$876,105	$180,897	$4,087,922
Co-investment venture partners’ share of consolidated debt(4)	—	(715,409)	—	—	(100,000)	(815,409)

AMB’s share of total debt(4)	$352,059	$960,329	$1,003,123	$876,105	$80,897	$3,272,513

Weighted average interest rate	4.0%	6.1%	6.1%	3.4%	6.0%	5.2%
Weighted average maturity (years)	2.4	4.1	4.2	2.7	4.6	3.6

Market Equity
Security	Shares	Price	Value

Common Stock	99,210,508	$57.56	$5,710,557
LP Units	3,992,607	57.56	229,814

Total	103,203,115		$5,940,371

Preferred Stock and Units(3)
	Dividend	Liquidation
Security	Rate	Preference

Series D preferred units	7.18%	$79,767
Series L preferred stock	6.50%	50,000
Series M preferred stock	6.75%	57,500
Series O preferred stock	7.00%	75,000
Series P preferred stock	6.85%	50,000

Weighted Average/Total	6.90%	$312,267

Capitalization Ratios

Total debt-to-total market capitalization(4)	39.5%
AMB’s share of total debt-to-total market capitalization(4)	34.4%
Total debt plus preferred-to-total market capitalization(4)	42.6%
AMB’s share of total debt plus preferred-to-
AMB’s share of total market capitalization(4)	37.6%

(1)	Represents three credit facilities with total capacity of approximately $1.5 billion. Includes $432.7 million, $197.3 million, $84.3 million, $82.0 million and $19.9 million in Yen, Canadian dollar, Euro, British Pounds and Singapore dollar based borrowings, respectively, translated to U.S. Dollars using the foreign exchange rates at December 31, 2007.
(2)	The weighted average interest and maturity for the unconsolidated co-investment venture debt are 4.8% and 5.4 years, respectively.
(3)	Units are exchangeable under certain circumstances by the unitholder for preferred stock and redeemable at the option of AMB after a non-call period, five years from issuance.
(4)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	20

Supplemental Information for Net Asset Value Analysis (NAV) (dollars in millions, except per share amounts)	SUPPLEMENTAL ANALYST PACKAGE 2007 Fourth Quarter Earnings Conference Call

Income Items

	Actual	Projected
	Quarter ended
	December 31, 2007	2008

Real Estate:
Wholly owned property cash NOI(1)	$72.7
Total cash NOI from co-investment ventures(1)	$108.8
AMB’s share of co-investment ventures(1)	27.5%
AMB’s share of cash NOI from co-investment ventures(1)	$29.9
AMB’s share of transaction adjustments(1)(2)	$(5.6)
Total AMB share of cash NOI(1)	$97.0

Development platform:
Development starts		$1,350.0
Average development margin(1)		12%-15%

Private capital platform:
Total private capital revenue per common share and unit (diluted)	$0.09	$0.52-$0.59
Incentive distributions per common share and unit (diluted)	$0.01	$0.20-$0.25

FFO per common share and unit (diluted)(1)	$1.20	$3.85-$4.05

Assets & Liabilities

As of
AMB‘s share of:(1)	December 31, 2007
Development, land, and contributed assets:
Development pipeline (funded-to-date)	$1.1
Development projects held for contribution or sale	301.5
Land held for future development	470.9
Assets contributed to co-investment ventures	18.9

Debt and preferred securities:
Total debt	$3,272.5
Preferred securities	312.3

Other balance sheet items:
Cash and cash equivalents	$292.7
Accounts receivable (net) and other assets	330.4
Deferred rents receivable and deferred financing costs (net)	(73.7)
Accounts payable and other liabilities	(347.0)

(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	Transaction activity adjustments to NOI stabilizes NOI for acquisitions and removes NOI generated from in-progress developments, contributed developments, and projects held for sale or contribution.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	21

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2007 Fourth Quarter Earnings Conference Call

Acquisition Cost includes closing costs and estimated acquisition capital expenditures. Estimated acquisition capital expenditures include immediate building improvements that are taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to operating standard or to stabilization and incremental building improvements and leasing costs that are incurred in an effort to substantially increase the revenue potential of an existing building.
Adjusted EBITDA. AMB uses adjusted earnings before interest, tax, depreciation and amortization, and non-development gains, or adjusted EBITDA, to measure both its operating performance and liquidity. AMB considers adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from its operations on an unleveraged basis before the effects of tax, non-cash depreciation and amortization expense or non-development gains. By excluding interest expense, adjusted EBITDA allows investors to measure AMB’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. AMB considers adjusted EBITDA to be a useful supplemental measure for reviewing its comparative performance with other companies because, by excluding non-cash depreciation expense, adjusted EBITDA can help the investing public compare the performance of a real estate company to that of companies in other industries. As a liquidity measure, AMB believes that adjusted EBITDA helps investors to analyze its ability to meet debt service obligations and to make quarterly preferred share dividends and unit distributions. Management uses adjusted EBITDA when measuring AMB’s operating performance and liquidity; specifically when assessing its operating performance, and comparing that performance to other companies, both in the real estate industry and in other industries, and when evaluating its ability to meet debt service obligations and to make quarterly preferred share dividends and unit distributions. AMB believes investors should consider adjusted EBITDA, in conjunction with net income (the primary measure of AMB’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of AMB’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and as against other companies. By excluding interest, taxes, depreciation and amortization, and non-development gains when assessing AMB’s financial performance, an investor is assessing the earnings generated by AMB’s operations, but not taking into account the eliminated expenses or non-development gains incurred in connection with such operations. As a result, adjusted EBITDA has limitations as an analytical tool and should be used in conjunction with AMB’s required GAAP presentations. Adjusted EBITDA does not reflect AMB’s historical cash expenditures or future cash requirements for working capital, capital expenditures or contractual commitments. Adjusted EBITDA also does not reflect the cash required to make interest and principal payments on AMB’s outstanding debt. While adjusted EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, AMB’s computation of adjusted EBITDA may not be comparable to EBITDA reported by other companies.
The following table reconciles adjusted EBITDA from net income for the three months and years ended December 31, 2007 and 2006 (dollars in thousands):

	For the Quarters ended		For the Years ended
	December 31,		December 31,
	2007	2006	2007	2006
Net income	$97,199	$87,755	$314,260	$224,072
Depreciation and amortization	40,093	42,079	161,925	174,721
Impairment losses	900	918	1,157	6,312
Stock-based compensation amortization	2,530	6,350	16,047	20,736
Adjustments to derive adjusted EBITDA from unconsolidated co-investment ventures:
AMB’s share of net income	(181)	(10,635)	(7,467)	(23,240)
AMB’s share of FFO	6,083	6,703	27,391	16,038
AMB’s share of interest expense	5,395	3,823	19,745	10,424
Interest expense, including amortization	30,551	37,600	126,945	165,087
Total minority interests’ share of income	16,899	15,801	54,845	61,632
Total discontinued operations, including gains	(8,419)	(22,930)	(95,233)	(60,852)
Adjusted EBITDA attributable to minority interests	(37,744)	(30,701)	(129,613)	(147,050)
Discontinued operations’ adjusted EBITDA	2,282	5,831	10,690	23,330

Adjusted EBITDA	$155,588	$142,594	$500,692	$471,210

AMB’s share of calculations for certain financial measures represent the pro-rata portion of the applicable financial measure based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated co-investment ventures accounted for in the applicable financial measure. AMB believes that “AMB’s share of” calculations are meaningful and useful supplemental measures, which enables both management and investors to assess the operations, earnings and growth of AMB in light of the AMB’s ownership interest in its co-investment ventures and to compare the applicable measure to that of other companies. In addition, it allows for a more meaningful comparison of the applicable measure to that of other companies that do not consolidate any of their co-investment ventures. “AMB’s share of” calculations are not intended to reflect actual liability should there be a default under loans or a liquidation of the co-investment ventures. AMB’s computation of “AMB’s share of” measures may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures.
AMB’s share of total debt. AMB’s share of total debt is the pro rata portion of the total debt based on its percentage of equity interest in each of the consolidated and unconsolidated co-investment ventures holding the debt. AMB believes that its share of total debt is a meaningful supplemental measure, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. In addition, it allows for a more meaningful comparison of its debt to that of other companies that do not consolidate their co-investment ventures. AMB’s share of total debt is not intended to reflect its actual liability should there be a default under any or all of such loans or a liquidation of the co-investment ventures. See Capitalization Detail for a reconciliation of total debt and AMB’s share of total debt.
AMB’s share of total debt-to-total book capitalization is calculated using the following definitions: AMB’s share of total debt is the pro rata portion of the total debt based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated co-investment ventures holding the debt. AMB’s share of total book capitalization is defined as AMB’s share of total debt plus minority interests to preferred and limited partnership unitholders plus stockholders’ equity.
AMB’s share of total debt-to-total market capitalization is calculated using the following definitions: AMB’s share of total debt is the pro rata portion of the total debt based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated co-investment ventures holding the debt. AMB’s definition of “total market capitalization” is AMB’s share of total debt plus preferred equity liquidation preferences plus market equity. AMB’s definition of “market equity” is the total number of outstanding shares of AMB’s common stock and common limited partnership units multiplied by the closing price per share of its common stock as of the period end.
Annualized base rent (ABR) is calculated as monthly base rent (cash basis) per the lease, as of a certain date, multiplied by 12. If free rent is granted, then the first positive rent value is used. Leases denominated in foreign currencies are translated using the currency exchange rate at period end.
Assets Under Management is AMB’s estimate of the value of the real estate it wholly owns or manages through its consolidated and unconsolidated co-investment ventures or for clients of AMB Capital Partners. Assets under management is calculated by adding the co-investment venture partner’s or client’s share of the carrying value of its real estate investment to AMB’s share of total market capitalization.
Average occupancy percentage represents the daily weighted occupancy of the total rentable square feet leased, including month-to-month leases, divided by total rentable square feet. Space is considered leased when the tenant has either taken physical or economic occupancy.
Carrying value is the sum of the most recent valuation of real estate investments plus subsequently incurred capital expenditures. Generally, each real estate investment is valued once a year.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	22

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2007 Fourth Quarter Earnings Conference Call

Cash-basis NOI. Cash-basis NOI is defined as NOI less straight line rents and amortization of lease intangibles. AMB considers cash-basis NOI to be an appropriate and useful supplemental performance measure because cash basis NOI reflects the operating performance of the real estate portfolio excluding the effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. However, cash-basis NOI should not be viewed as an alternative measure of financial performance since it does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact results from operations. Further, cash-basis NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating cash-basis NOI.
For a reconciliation of NOI from net income for the three months ended December 31, 2007, refer to the SS NOI definition. The following table reconciles AMB’s share of cash-basis NOI from NOI for the three months ended December 31, 2007 (dollars in thousands):

Quarter ended
December 31, 2007
2007
NOI	$116,982
Straight-line rents and amortization of lease intangibles	(4,479)
Consolidated co-investment venture cash NOI	(39,768)

Wholly-owned property cash NOI	72,735
AMB’s share of consolidated co-investment venture cash NOI	11,551
AMB’s share of unconsolidated co-investment venture cash NOI	18,335
AMB’s share of transaction adjustments	(5,584)

AMB’s share of cash-basis NOI	$97,037

Co-investment venture partner’s share of calculations for certain financial measures represent the pro-rata portion of the applicable financial measure based on AMB’s co-investment venture partners’ percentage of equity interest in each of the consolidated or unconsolidated co-investment ventures accounted for in the applicable financial measure.
Co-investment venture partner’s share of debt is the co-investment venture partner’s pro-rata portion of total debt.
Co-investment venture partner’s share of equity is the pro-rata portion of the co-investment venture partner’s share of carrying value less the co-investment venture partner’s share of debt.
Completion/Stabilization is generally defined as properties that are 90% leased or properties that have been substantially complete for at least 12 months.
Development activities include ground-up development, redevelopments, renovations, land sales and value-added conversions.
Development margin is calculated as contribution value or disposition price less closing costs, minus estimated total investment and any deferred rents, taxes or third party promotes before any deferrals on contributions, divided by the estimated total investment.
Estimated FFO by Business Line. Estimated FFO by Business Line is FFO generated by AMB’s Real Estate Operations, Development and Private Capital business lines. Estimated Development and Private Capital FFO was determined by reducing Development Profits, net of taxes, and Private Capital revenues by their respective estimated share of general and administrative expenses. Development’s and Private Capital’s estimated allocation of total general and administrative expenses was based on their respective percentage of actual direct general and administrative expenses incurred. Estimated Real Estate Operations FFO represents total AMB FFO less estimated FFO attributable to Development and Private Capital. Management believes estimated FFO by business line is a useful supplemental measure of its operating performance because it helps the investing public compare the operating performance of AMB’s respective business lines to other companies’ comparable business lines. Further, AMB’s computation of FFO by business line may not be comparable to that reported by other real estate investment trusts as they may use different methodologies in computing such measures.
Estimated investment capacity is AMB’s estimate of the gross real estate which could be acquired through the use of its equity commitments from co-investment venture partners plus AMB’s funding obligations and estimated debt capitalization.
Estimated total investment represents total estimated cost of development, renovation, or expansion, including initial acquisition costs, prepaid ground leases, buildings, and associated carry costs. Estimated total investments are based on current forecasts and are subject to change. Non-U.S. Dollar investments are translated to U.S. Dollars using the exchange rate at period end.
Estimated yields on development projects are calculated from estimated annual cash NOI following occupancy stabilization divided by the estimated total investment. Yields exclude value added conversion projects and are calculated on an after-tax basis for international projects.
Fixed charge coverage. Fixed charge coverage is defined as Adjusted EBITDA divided by fixed charges. Fixed charges consist of interest expense less co-investment venture partner’s share of interest expense, including amortization of finance costs and debt premiums, from continuing and discontinued operations, AMB’s share of interest expense from unconsolidated co-investment venture debt, capitalized interest, preferred unit distributions and preferred stock dividends. AMB uses fixed charge coverage to measure its liquidity. AMB believes fixed charge coverage is relevant and useful to investors because it permits fixed income investors to measure AMB’s ability to meet its interest payments on outstanding debt, make distributions to its preferred unitholders and pay dividends to its preferred shareholders. AMB’s computation of fixed charge coverage may not be comparable to fixed charge coverage reported by other companies.
The following table details the calculation of fixed charges for the three months and years ended December 31, 2007 and 2006 (dollars in thousands):

	For the Quarters ended		For the Years ended
	December 31,		December 31,
Fixed charge	2007	2006	2007	2006
Interest expense, including amortization — continuing operations	$30,551	$37,600	$126,945	$165,087
Amortization of financing costs and debt premiums — continuing operations	(2,303)	(1,923)	(5,811)	(7,674)
Interest expense, including amortization — discontinued operations	—	(465)	(1,170)	(1,397)
Amortization of financing costs and debt premiums — discontinued operations	—	(18)	(2)	(45)
Co-investment partner’s share of interest expense	(10,439)	(9,239)	(43,741)	(52,802)
AMB’s share of interest expense from unconsolidated co-investment ventures	5,395	3,823	19,745	10,424
Capitalized interest	18,419	13,004	64,014	42,938
Preferred unit distributions	1,432	3,646	8,042	16,462
Preferred stock dividends	3,950	3,951	15,806	13,582

Total fixed charge	$47,005	$50,379	$183,828	$186,575

Funds From Operations (“FFO”) and Funds From Operations Per Share and Unit (“FFOPS”). AMB believes that net income, as defined by U.S. GAAP, is the most appropriate earnings measure. However, AMB considers funds from operations, or FFO, and FFO per share and unit, or FFOPS, to be useful supplemental measures of its operating performance. AMB defines FFOPS as FFO per fully diluted weighted average share of AMB’s common stock and operating partnership units. AMB calculates FFO as net income, calculated in accordance with U.S. GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive AMB’s pro rata share of FFO of consolidated and unconsolidated joint ventures. AMB does not adjust FFO to eliminate the effects of non-recurring charges. AMB includes the gains from development, including those from value added conversion projects, before depreciation recapture, as a component of FFO. AMB believes that value-added conversion dispositions are in substance land sales and as such should be included in FFO, consistent with the real estate investment trust industry’s long standing practice to include gains on the sale of land in FFO. However, AMB’s interpretation of FFO or FFOPS may not be consistent with the views of others in the real estate investment trust industry, who may consider it to be a divergence from the NAREIT definition, and may not be comparable to FFO or FFOPS reported by other real estate investment trusts that interpret the current NAREIT definition differently than AMB does.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	23

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2007 Fourth Quarter Earnings Conference Call

In connection with the formation of a co-investment venture, AMB may warehouse assets that are acquired with the intent to contribute these assets to the newly formed venture. Some of the properties held for contribution may, under certain circumstances, be required to be depreciated under U.S. GAAP. If this circumstance arises, AMB intends to include in its calculation of FFO gains or losses related to the contribution of previously depreciated real estate to joint ventures. Although such a change, if instituted, will be a departure from the current NAREIT definition, AMB believes such calculation of FFO will better reflect the value created as a result of the contributions. To date, AMB has not included gains or losses from the contribution of previously depreciated warehoused assets in FFO.
AMB believes that FFO and FFOPS are meaningful supplemental measures of its operating performance because historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, FFO and FFOPS are supplemental measures of operating performance for real estate investment trusts that exclude historical cost depreciation and amortization, among other items, from net income, as defined by U.S. GAAP. AMB believes that the use of FFO and FFOPS, combined with the required U.S. GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. AMB considers FFO and FFOPS to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO and FFOPS can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While FFO and FFOPS are relevant and widely used measures of operating performance of real estate investment trusts, these measures do not represent cash flow from operations or net income as defined by U.S. GAAP and should not be considered as alternatives to those measures in evaluating AMB’s liquidity or operating performance. FFO and FFOPS also do not consider the costs associated with capital expenditures related to AMB’s real estate assets nor are FFO or FFOPS necessarily indicative of cash available to fund AMB’s future cash requirements.
See Consolidated Statements of Funds from Operations for a reconciliation of FFO from net income.
The following table reconciles projected FFO from projected net income for the year ended December 31, 2008:

	2008
	Low	High

Projected net income	$2.80	$3.00
AMB’s share of projected depreciation and amortization	1.44	1.46
AMB’s share of projected gains on disposition of operating properties	(0.32)	(0.34)
Impact of additional dilutive securities, other, rounding	(0.07)	(0.07)

Projected Funds From Operations (FFO)	$3.85	$4.05
Amounts are expressed per share, except FFO which is expressed per share and unit.
Gross operating margin is calculated as NOI divided by gross revenues (excluding straight-line rents and amortization of lease intangibles, reimbursable capital revenue and lease termination fees) for properties in the pool at period end.
Interest coverage. Interest coverage is defined as AMB’s share of interest expense which consists of consolidated interest expense less co-investment venture partner’s share of interest expense, including amortization, from continuing and discontinued operations and AMB’s share of interest expense from unconsolidated co-investment venture debt. AMB uses interest coverage to measure its liquidity. AMB believes interest coverage is relevant and useful to investors because it permits investors to measure AMB’s ability to meet its interest payments on outstanding debt. AMB’s computation of interest coverage may not be comparable to interest coverage reported by other companies.
The following table details AMB’s share of total interest for the three months and years ended December 31, 2007 and 2006 (dollars in thousands):

	For the Quarters ended		For the Years ended
	December 31,		December 31,
Interest	2007	2006	2007	2006
Interest expense, including amortization — continuing operations	$30,551	$37,600	$126,945	$165,087
Interest expense, including amortization — discontinued operations	—	(465)	(1,170)	(1,397)
Co-investment venture partner’s share of interest expense	(10,439)	(9,239)	(43,741)	(52,802)
AMB’s share of interest expense from unconsolidated co-investment ventures	5,395	3,823	19,745	10,424

Total interest	$25,507	$31,719	$101,779	$121,312

Market equity is defined as the total number of outstanding shares of AMB’s common stock and common limited partnership units multiplied by the closing price per share of its common stock at period end.
Net Asset Value (“NAV”). AMB believes NAV is a useful supplemental measure of its operating performance because it enables both management and investors to analyze the fair value of its business. An assessment of the fair value of a business involves estimates and assumptions and can be performed using various methods. AMB has presented certain financial measures related to its business that it believes may be useful to the investing public in calculating its NAV but has not presented any specific methodology nor provided any guidance on assumptions or estimates that should be used in the calculation.
Net Operating Income (“NOI”). Net operating income is defined as rental revenue (as calculated in accordance with GAAP), including reimbursements, less property operating expenses, which excludes depreciation, amortization, general and administrative expenses and interest expense. AMB considers NOI to be an appropriate and useful supplemental performance measure because NOI reflects the operating performance of the real estate portfolio. However, NOI should not be viewed as an alternative measure of financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact results from operations. Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI. See same store net operating income for reconciliation of NOI from net income.
Occupancy percentage at period end represents the percentage of total rentable square feet leased, including month-to-month leases, divided by total rentable square feet at period end. Space is considered leased when the tenant has either taken physical or economic occupancy.
Owned and managed is defined by AMB as assets in which AMB has at least a 10% ownership interest, is the property or asset manager, and which it intends to hold for the long-term.
Percent pre-leased represents the executed lease percentage of total square feet as of the reporting data.
Preferred, with respect to the capitalization ratios, is defined as preferred equity liquidation preferences.
Renovation projects represent projects where the acquired buildings are less than 75% leased and require significant capital expenditures (generally ranging from 10% — 25% of acquisition cost) to bring the buildings up to operating standards and stabilization (generally 90% leased).
Redevelopment projects represent those buildings that require significant capital expenditures (generally more than 25% of acquired cost or existing basis) to bring the buildings up to operating standards and stabilization (generally 90% leased).
Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues. Recurring capital expenditures do not include estimated acquisition capital expenditures which were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to operating standards.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	24

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2007 Fourth Quarter Earnings Conference Call

Rent changes on renewals and rollovers are calculated as the difference, weighted by square feet, of the net ABR due the first month of a term commencement and the net ABR due the last month of the former tenant’s term. If free rent is granted, then the first positive full rent value is used as a point of comparison. The rental amounts exclude base stop amounts, holdover rent and premium rent charges. If either the previous or current lease terms are under 12 months, then they are excluded from this calculation. If the lease is first generation or there is no prior lease for comparison, then it is excluded from this calculation.
Same Store Net Operating Income (“SS NOI”). AMB believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, AMB considers SS NOI to be a useful supplemental measure of our operating performance for properties that are considered part of the same store pool. In deriving SS NOI, AMB defines NOI as rental revenues, including reimbursements, less property operating expenses, both of which are calculated in accordance with GAAP. Property operating expenses exclude depreciation, amortization, general and administrative expenses and interest expense. AMB believes that SS NOI helps investors compare the operating performance of AMB’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, AMB’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.
The following table reconciles consolidated SS NOI and NOI from net income for the three months and years ended December 31, 2007 and 2006 (dollars in thousands):

	For the Quarters ended		For the Years ended
	December 31,		December 31,
	2007	2006	2007	2006
Net income	$97,199	$87,755	$314,260	$224,072
Private capital income	(9,700)	(28,563)	(31,707)	(46,102)
Depreciation and amortization	40,093	42,079	161,925	174,721
Impairment losses	900	918	1,157	6,312
General and administrative and fund costs	34,548	30,934	130,586	106,160
Total other income and expenses	(3,226)	(11,182)	(95,465)	26,229
Total minority interests’ share of income	16,899	15,801	54,845	61,632
Total discontinued operations	(59,731)	(22,930)	(71,702)	(60,852)

NOI	116,982	114,812	463,899	492,172
Less non same-store NOI	(13,855)	(15,968)	(61,639)	(104,147)
Less non cash adjustments(1)	(414)	(1,002)	(2,861)	(9,502)

Cash-basis same-store NOI	$102,713	$97,842	$399,399	$378,523

(1)	Non-cash adjustments include straight line rents and amortization of lease intangibles for the same store pool only.
Same store NOI growth is the change in the NOI (excluding straight-line rents and amortization of lease intangibles) of the same store pool from the prior year reporting period to the current year reporting period.
Same store pool include all properties that are owned as of the end of both the current and prior year reporting periods and excludes development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2005.
Second generation TIs and LCs per square foot are total tenant improvements, lease commissions and other leasing costs incurred during leasing of second generation space divided by the total square feet leased. Costs incurred prior to leasing available space are not included until such space is leased. Second generation space excludes newly developed square footage or square footage vacant at acquisition.
Stabilized cash cap rates for dispositions or contributions are calculated as cash-basis NOI divided by total disposition price or contribution value, as applicable.
Stabilized GAAP cap rates for acquisitions are calculated as NOI, including straight-line rents, stabilized to market occupancy (generally 95%) divided by total acquisition cost. The total acquisition cost basis includes the initial purchase price, the effects of marking assumed debt to market, all due diligence and closing costs, lease intangible adjustments, estimated acquisition capital expenditures, leasing costs necessary to achieve stabilization and, if applicable, any estimated costs required to buy-out AMB’s co-investment venture partners.
Tenant retention is the square footage of all leases rented by existing tenants divided by the square footage of all expiring and rented leases during the reporting period, excluding the square footage of tenants that default or buy-out prior to expiration of their lease, short-term tenants and the square footage of month-to-month leases.
Total market capitalization is defined by AMB as AMB’s share of total debt plus preferred equity liquidation preferences plus market equity.
Value added conversion projects represent the repurposing of industrial properties to a higher and better use, including office, residential, retail, research & development or manufacturing. Activities required to prepare the property for conversion to a higher and better use may include such activities as rezoning, redesigning, reconstructing and retenanting. The sales price of the value added conversion project is generally based on the underlying land value based on its ultimate use and as such, little to no residual value is ascribed to the industrial building(s).

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	25

Contacts	SUPPLEMENTAL ANALYST PACKAGE 2007 Fourth Quarter Earnings Conference Call

Contact Name	Title	Phone	E-mail Address

Hamid R. Moghadam	Chairman & Chief Executive Officer	(415) 733-9401	hmoghadam@amb.com

Thomas S. Olinger	Chief Financial Officer	(415) 733-9405	tolinger@amb.com

Guy F. Jaquier	President, Europe and Asia	(415) 733-9406	gjaquier@amb.com

Eugene F. Reilly	President, The Americas	(617) 619-9333	ereilly@amb.com

John T. Roberts, Jr.	President, Private Capital; President, AMB Capital Partners, LLC	(415) 733-9408	jroberts@amb.com

Margan S. Mitchell	VP, Corporate Communications	(415) 733-9477	mmitchell@amb.com

Tracy A. Ward	Director, Investor Relations	(415) 733-9565	tward@amb.com

Corporate Headquarters	Investor Relations	Other Office Locations

AMB Property Corporation	Tel: (415) 394-9000	Amsterdam	Dallas	Narita	Shanghai
Pier 1, Bay 1	Fax: (415) 394-9001	Atlanta	Delhi	New Jersey	Shenzhen
San Francisco, CA 94111	E-mail: ir@amb.com	Baltimore	Frankfurt	New York	Singapore
Tel: (415) 394-9000	Website: www.amb.com	Beijing	Los Angeles	Osaka	Tokyo
Fax: (415) 394-9001		Boston	Menlo Park	Paris	Vancouver
		Chicago	Nagoya	Seoul
Cover Description

AMB Wille Distribution Center is a fully-leased 253,410 square foot build-to-suit development property that was stabilized in the fourth quarter of 2007 and was contributed to AMB Institutional Alliance Fund III in January 2008. The property is located in Chicago’s O’Hare International Airport submarket. AMB’s Chicago portfolio totals 18.5 million square feet of distribution space, approximately 67% of which is located in the airport submarket.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	26

Forward Looking Statements	SUPPLEMENTAL ANALYST PACKAGE 2007 Fourth Quarter Earnings Conference Call

Some of the information included in this report and the presentations to be held in connection therewith contains forward-looking statements, such as those related to our growth opportunities and plans (including those regarding our global expansion and positioning, growth of our development and private capital business, organizational changes and earnings growth), our projected funds from operations, compound annual growth rate of our business divisions, same store and/or cash net operating income and other financial and operational guidance, our capabilities to drive growth, our future performance compared to peers and other market indices, rent growth, industrial and other market and trade growth, market drivers, trends and forecasts, port opportunities (such as ship capacity expansion, outsourcing trends, port market demand, port expansions, container growth, and escalating land values), on-tarmac opportunities (such as air cargo growth, ability to access and leverage positions, expertise and key airport opportunities), hiring, performance and retention of key personnel, access to resources, leveraging of relationships, continuation and effectiveness of strategic drivers, information regarding our development, value added conversion, redevelopment and renovation projects (including stabilization dates, square feet at stabilization or completion, sale or contribution dates, yields from such projects, costs and total investment amounts, scope and location of development starts, margins, projected gains and returns, sustainability, profitability, scope and scale of and demand for projects, targeted value added conversion projects, redevelopment and conversion timelines, entitlement and repositioning potential of land), ability to deliver customer solutions, performance and value-creation of investments and market entry opportunities, acquisition capital and volume, scope and build out potential of land inventory, co-investment venture and other estimated investment capacity, terms of the co-investment ventures, performance, revenues and returns on investment, future incentive, asset management, acquisition and other private capital fees, private capital demand, launching of our Canada and second Asia funds, transition to open-end funds, and access to secured and non-secured financings, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, re-financing risks, risks related to our obligations in the event of certain defaults under co-investment venture and other debt, risks related to debt and equity security financings (including dilution risk), difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, risks related to our tax structuring, failure to maintain our current credit agency ratings, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in general economic conditions or in the real estate sector, changes in real estate and zoning laws, a downturn in the U.S., California or global economy, risks related to doing business internationally and global expansion, losses in excess of our insurance coverage, unknown liabilities acquired in connection with acquired properties or otherwise and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2006, as amended, and our quarterly report on Form 10-Q for the quarter ended June 30, 2007 as amended.